Exhibit 99.1

Ranger Energy Services Announces Management Change

HOUSTON, June 4, 2018 — Ranger Energy Services, Inc. (NYSE:RNGR) (the “Company”) today announced that Robert S. Shaw Jr., the Company’s Chief Financial Officer (“CFO”), has resigned effective immediately to pursue other opportunities. There were no disagreements involving the Company’s financial statements, internal controls or financial reporting procedures that led to Mr. Shaw’s departure.

Brandon Blossman, currently the Company’s Vice President of Mergers & Acquisitions, Financial Planning and Analysis, will assume the role of CFO.  Mr. Blossman joined our Company earlier this year as part of the financial leadership team.  He has over 20 years of experience in energy finance and management, across a wide variety of financial, strategic and technical roles.

“On behalf of the Company’s Board of Directors and our Ranger family, I thank Rob for his contributions as our Chief Financial Officer over the last year.  During his tenure, we completed our successful initial public offering, expanded our fleet through the acquisition of assets from an affiliate of Energy Service Company of Bowie, Inc., and integrated our legacy companies’ various financial systems and processes,” said Darron Anderson, President and Chief Executive Officer and member of Ranger’s Board of Directors. “We wish him the very best in his future endeavors.”

Mr. Anderson continued, “We look forward to Brandon’s expanded role and introducing him to our stakeholders and investment community.”

About Ranger Energy Services, Inc.

Ranger Energy Services, Inc. is an independent provider of well service rigs and associated services in the United States, with a focus on unconventional horizontal well completion and production operations.

For further information, please direct all inquiries to:

Darron Anderson

Chief Executive Officer

(713) 935-8900

darron.anderson@rangerenergy.com